SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2012 (May 24, 2012)

GENSPERA, INC.

(Exact name of registrant as specified in Charter)

Delaware	0001421204	20-0438951
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2511 N Loop 1604 W, Suite 204

San Antonio, TX 78258

(Address of Principal Executive Offices)

210-479-8112

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 24, 2012, GenSpera, Inc.’s (“Company”) board of directors appointed Dr. Peter E. Grebow to serve as a director until the Company’s 2013 annual shareholders meeting or until such time as he resigns, is removed or a successor is qualified and elected. Dr. Grebow will also serve as a member of the Company’s: (i) Audit Committee, (ii) Nominating and Corporate Governance Committee (as Chairman), and (iii) Leadership Development and Compensation Committee (collectively “Committees”).

Dr. Grebow is President and founder of P.E. Grebow Consulting, Inc. which he formed in 2011. From 1991 to 2011, Dr. Grebow held several key positions with Cephalon, Inc. (now Teva Pharmaceuticals), a biopharmaceutical company, including Executive Vice President, Cephalon Ventures, Executive Vice President, Technical Operations, Senior Vice President, Worldwide Business Development and Senior Vice President, Drug Development. Prior to joining Cephalon, Dr. Grebow served as the Vice President, Drug Development for Rorer Central Research, a division of Rhone-Poulenc Rorer Pharmaceuticals Inc., a pharmaceutical company, from 1988 to 1990. Dr. Grebow has served as a director of Optimer Pharmaceuticals (NASDAQ: OPTR) since February 2009. Dr. Grebow has also served as a director of Q Holdings, Inc. since December 2011.

Dr. Grebow received his undergraduate degree from Cornell University, a Masters of Science in Chemistry from Rutgers University and a PhD in Physical Biochemistry from the University of California, Santa Barbara. Dr. Grebow’s demonstrated leadership in his field, his knowledge of scientific matters affecting the Company’s business and his understanding of the industry contributed to the conclusion that he should serve as a director.

As compensation for his services on the board and its respective Committees, Dr. Grebow will participate in the Company’s non-executive director compensation policy.

In connection with his appointment to the board, Dr. Grebow entered into the Company’s standard officer and director indemnification agreement as well as an independent director agreement. A copy of the independent director agreement and press release announcing the appointment of Dr. Grebow are attached to this report as Exhibits 10.01 and 99.01, respectively, and are incorporated herein by reference.

Item 9.01     Financial Statement and Exhibits.

Exhibit No.	Description
10.01	Independent Director Agreement
99.01	Press Release dated March 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2012

GenSpera, Inc.

By:	/s/ Craig Dionne
Craig Dionne Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
10.01	Independent Director Agreement
99.01	Press Release dated March 31, 2012